Exhibit 4.5.a

FIFTH SUPPLEMENTAL INDENTURE
dated as of February 13, 2018

This Fifth Supplemental Indenture, dated as of the 13th day of February, 2018, between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Issuer”) and having its principal office at One Energy Plaza, Jackson, Michigan 49201, and The Bank of New York Mellon, a New York banking corporation and formerly known as The Bank of New York (hereinafter called the “Trustee”) and having its Corporate Trust Office at 101 Barclay Street, Floor 7E, New York, New York 10286.

WITNESSETH:

WHEREAS, the Issuer and the Trustee entered into an Indenture, dated as of June 1, 1997 (the “Original Indenture”), pursuant to which one or more series of debt securities of the Issuer (the “Securities”) may be issued from time to time; and

WHEREAS, Section 8.2 of the Original Indenture provides that a supplemental indenture may be entered into by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected by such supplemental indenture (voting as one class) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture (subject to certain exceptions not relevant to this Fifth Supplemental Indenture); and

WHEREAS, there are currently no Securities of any series Outstanding as of the date hereof and therefore no Holders entitled to any consent rights with respect to this Fifth Supplemental Indenture pursuant to Section 8.2 of the Original Indenture; and

WHEREAS, the Issuer has requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture in order to supplement and amend the Original Indenture by revising certain provisions of the Original Indenture; and

WHEREAS, the Issuer and the Trustee desire to enter into this Fifth Supplemental Indenture for the purposes set forth in Section 8.2 of the Original Indenture as referred to above; and

WHEREAS, the Issuer has furnished the Trustee with a copy of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of this Fifth Supplemental Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Issuer and the Trustee and a valid supplement to the Original Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises set forth herein, the Issuer and the Trustee mutually covenant and agree as follows:

ARTICLE I
STANDARD PROVISIONS; DEFINITIONS

SECTION 1.01.  Standard Provisions.  The Original Indenture together with this Fifth Supplemental Indenture and all previous indentures supplemental thereto entered into pursuant to the applicable terms thereof are hereinafter sometimes collectively referred to as the “Indenture.”  All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. Words of the masculine, feminine or neuter gender in the Indenture shall mean and include the correlative words of other genders.

SECTION 1.02.  Table of Contents. The Table of Contents of the Original Indenture is hereby amended as follows:

(a) to delete all quotation marks therein;

(b) to replace “Holder, Holder of Securities, Security holder” with “Holder, Holder of Securities, Security holder, Securityholder”;

(c) to replace “Issuer” with “Issuer or Company” (but, for the avoidance of doubt, not as used in “Issuer Order”);

(d) to replace “Principal” with “principal” in respect of Section 1.1 only;

(e) to add “U.S. Person” in the appropriate alphabetical sequence;

(f) to delete “CMS Energy Trust”, “Common Securities”, “Common Securities Guarantee”, “Declaration”, “Preferred Securities”, “Preferred Securities Guarantee”, “Property Trustee” and “Trust Securities”;

(g) to amend the Section heading for Section 3.5 from “Limitation on Dividends; Transactions with Affiliates” to “Existence”;

(h) to amend the Section heading for Section 9.2 from “Successor Corporation Substituted for Issuer” to “Successor Person Substituted for the Issuer”; and

(i) to add Section 14.12 in the appropriate numerical sequence with the Section heading “Waiver of Jury Trial”.

SECTION 1.03.  Definitions.

(a)                               Section 1.1 of the Original Indenture is hereby amended as provided in subsections (1) and (2) of this Section 1.03(a) below:

(1) to insert the new definitions and to replace any existing definitions (as applicable) in the Original Indenture, in the appropriate alphabetical sequence and with any Section or Article references therein referring to Section or Article references in the Indenture, as follows:

““Business Day” means any day on which banking institutions in New York, New York are not authorized or required by law or regulation to close.”

““Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which the Fifth Supplemental Indenture to this Indenture is dated, located at 101 Barclay Street, Floor 7E, New York, New York 10286; Attention: Corporate Trust Administration.”

““Holder”, “Holder of Securities”, “Security holder”, “Securityholder” or other similar terms mean the Person in whose name a Security is registered in the Security Register kept by the Issuer for that purpose in accordance with the terms hereof.”

““Issuer” or “Company” means (except as otherwise provided in Article Six) CMS Energy Corporation, a Michigan corporation, and, subject to Article Nine, its successors and assigns.”

““Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.”

““principal”, of a debt security, including any Security, means the amount (including, without limitation, if and to the extent applicable, any premium and, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of any date and for any purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Issuer, upon any purchase or exchange at the option of the Issuer or the Holder of such debt security and upon any acceleration of the Maturity of such debt security) and shall be deemed to include the words “and premium, if any”.”

““Security” or “Securities” shall have the meaning stated in the first recital of this Indenture and, more particularly, means any securities that have been authenticated and delivered under this Indenture and are registered on the Security Register of the Issuer.”

““U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.”

(2) to delete the following definitions in the Original Indenture in their entirety: “CMS Energy Trust”, “Common Securities”, “Common Securities Guarantee”, “Declaration”, “Preferred Securities”, “Preferred Securities Guarantee”, “Property Trustee” and “Trust Securities”.

(b)                              Section 1.2 of the Original Indenture is hereby amended to remove the reference to “Senior Indebtedness”.

ARTICLE II
SECURITIES

SECTION 2.01.  Security Maturity Date.  Section 2.3(e) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 2.3(e) thereof and to the provisions specified therein shall be deemed to be references to this Section 2.01 and to the provisions specified herein, respectively:

“(e)                        Each Security shall mature on a date specified in the Security, and the principal amount of each Outstanding Security shall be payable on the Maturity specified therein.”

SECTION 2.02.  Establishment of Securities.  Section 2.3(f) of the Original Indenture is hereby amended and restated as follows solely with respect to subsections (f)(13) and (f)(22), and all references in the Original Indenture to Section 2.3(f)(13) and Section 2.3(f)(22) thereof and to the provisions specified therein (as applicable) shall be deemed to include references to this Section 2.02 and to the provisions specified herein (as applicable), together with the unmodified provisions of Section 2.3(f) of the Original Indenture, respectively:

“(13)               if applicable, that any Securities of such series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of those set forth in Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 2.8 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depository for such Global Security or a nominee thereof;”

“(22)               any other terms of such series and any deletions from or modifications or additions to this Indenture in respect of the Securities of such series.”

SECTION 2.03.  Authentication and Delivery of Securities.  The last paragraph of Section 2.4 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 2.4 thereof and to the provisions specified therein shall be deemed to include references to this Section 2.03 and to the provisions specified herein, together with the unmodified provisions of Section 2.4 of the Original Indenture, respectively:

“If the Issuer shall establish pursuant to Section 2.3 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and make available for delivery one or more Global Securities that (i) shall be in an aggregate amount equal to the aggregate principal amount specified in such Issuer Order, (ii) shall be registered in the name of the Depository therefor or its nominee, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions and (iv) shall bear a legend substantially to the following effect:  “THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS SECURITY IS EXCHANGEABLE FOR

SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.””

ARTICLE III
COVENANTS OF THE ISSUER

SECTION 3.01.  Offices for Payments, etc.  The first three paragraphs of Section 3.2 of the Original Indenture are hereby amended and restated as follows, and all references in the Original Indenture to Section 3.2 thereof and to the provisions specified therein shall be deemed to include references to this Section 3.01 and to the provisions specified herein, together with the unmodified provisions of Section 3.2 of the Original Indenture, respectively:

“So long as any Securities are Outstanding hereunder, the Issuer will maintain an office or agency where the Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as in this Indenture provided, and where the Securities of each series may be presented for registration of transfer as in this Indenture provided and where the Securities of each series that is convertible may be presented for conversion as in this Indenture provided.

The Issuer will maintain an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series or this Indenture may be served.

The Issuer will give to the Trustee prompt written notice of the location of each such office or agency and of any change of location thereof.  In case the Issuer shall fail to maintain any office or agency required by this Section or shall fail to give such notice of the location or of any change in the location of any of the above offices or agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Issuer’s agent to receive all such presentations, surrenders, notices and demands.”

SECTION 3.02. Existence.  Section 3.5 of the Original Indenture is hereby amended and restated as follows:

“Existence.  So long as any Securities are Outstanding, subject to Article Nine of this Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.”

ARTICLE IV
SECURITY HOLDERS LISTS AND REPORTS

BY THE ISSUER

SECTION 4.01. Preservation and Disclosure of Security holders Lists.  Section 4.2(a) of the Original Indenture is hereby amended and restated as follows, and all references in the

Original Indenture to Section 4.2(a) thereof and to the provisions specified therein shall be deemed to be references to this Section 4.01 and to the provisions specified herein, respectively:

“(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 4.1 and (ii) received by it in the capacity of the Security Registrar for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.”

SECTION 4.02.  Reports by the Issuer.  Section 4.3(a) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 4.3(a) thereof and to the provisions specified therein shall be deemed to be references to this Section 4.02 and to the provisions specified herein, respectively:

“(a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that any documents filed by the Issuer with the Commission via the Commission’s EDGAR system (or any successor thereto) will constitute filing of the same with the Trustee as of the time such documents are so filed;”

SECTION 4.03.  Reports by the Trustee.  Section 4.4(a) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 4.4(a) thereof and to the provisions specified therein shall be deemed to be references to this Section 4.03 and to the provisions specified herein, respectively:

“(a) Annually, not later than 60 days after May 15 of each year, the Trustee shall transmit to the Holders and the Commission a report with respect to events described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent provided thereunder.”

ARTICLE V

EVENT OF DEFAULT DEFINED

SECTION 5.01. Event of Default Defined. Section 5.1(g) of the Original Indenture is hereby amended to replace (a) “Consumers Power Company” with “Consumers Energy Company” and (b) “$25,000,000” with “$100,000,000”.  Section 5.1(h) of the Original Indenture is hereby amended to replace “$25,000,000” with “$100,000,000”.

ARTICLE VI
CONCERNING THE TRUSTEE

SECTION 6.01. Certain Rights of the Trustee.  Section 6.2 of the Original Indenture is hereby amended by deleting “and” from the end of Section 6.2(f) and replacing the period with a semi-colon at the end of Section 6.2(g), and the following provisions shall be appended after subsection (g) of Section 6.2 of the Original Indenture as follows, and all references in the Original Indenture to Section 6.2 thereof and to the provisions specified therein shall be deemed to include references to this Section 6.01 and to the provisions specified herein, together with the unmodified provisions of Section 6.2 of the Original Indenture, respectively:

“(h)                       in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)                                  the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)                                  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)                              the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(l)                                  in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.”

SECTION 6.02. Persons Eligible for Appointment as Trustee. Section 6.9 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 6.9 thereof and to the provisions specified therein shall be deemed to be references to this Section 6.02 and to the provisions specified herein, respectively:

“There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.”

ARTICLE VII
SUPPLEMENTAL INDENTURES

SECTION 7.01.  Supplemental Indentures Without Consent of Securityholders.

(a)                               Section 8.1(d) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 8.1(d) thereof and to the provisions specified therein shall be deemed to include references to this Section 7.01(a) and to the provisions specified herein, together with the unmodified provisions of Section 8.1 of the Original Indenture, respectively:

“(d)(1) to correct any mistake, cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture (including any supplemental indenture); provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect, as evidenced by an Officers’ Certificate; provided, further, that any amendment or supplement made solely to conform the provisions of this Indenture and the forms or terms of the Securities of any series to the description of such series of Securities set forth in the applicable prospectus or prospectus supplement, offering memorandum or other document used in connection with the offer or sale of such series of Securities will not be deemed to adversely affect the interests of the Holders of any Securities, as evidenced by an Officers’ Certificate;

(d)(2) to make any provision with respect to matters or questions arising under this Indenture that the Issuer may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided, that such change or modification does not, in the good faith opinion of the Company, as evidenced by an Officers’ Certificate, adversely affect the interests of the Holders of the Securities in any material respect;”

(b)                              Section 8.1(e) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 8.1(e) thereof and to the provisions specified therein shall be deemed to include references to this Section 7.01(b) and to the provisions specified herein, together with the unmodified provisions of Section 8.1 of the Original Indenture, respectively:

“(e) to establish the form and terms of the Securities of any series as permitted by Sections 2.1 and 2.3 (including, without limitation, to add to, modify or otherwise amend any provision of this Indenture so long as such addition, modification or amendment applies only to the Securities of such series);”

(c)                               Section 8.1(f) of the Original Indenture is hereby amended to replace the period with a semi-colon at the end of Section 8.1(f), and the following provisions shall be appended after subsection (f) of Section 8.1 of the Original Indenture as follows, and all references in the Original Indenture to Section 8.1 thereof and to the provisions specified therein shall be deemed to include references to this Section 7.01(c) and to the provisions specified herein, together with the unmodified provisions of Section 8.1 of the Original Indenture, respectively:

“(g)                       to surrender any right or power conferred upon the Issuer;

(h)                              to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(i)                                  to add guarantees of obligations under the Securities;

(j)                                  to modify, amend or replace, in whole or in part, Article Twelve in connection with the creation and issuance of any Subordinated Securities of any series (but not with respect to any Outstanding Subordinated Securities expressly made subject to Article Twelve pursuant to Section 2.3);

(k)                              to add any additional Events of Default with respect to all or any series of Securities;

(l)                                  to change or eliminate any other provisions of this Indenture to such extent as shall be necessary or desirable to permit or facilitate the issuance, legending, registration, transfer or exchange, redemption or repurchase of Securities in the form of Global Securities, including to comply with the rules, practices and procedures of any Depository (and related procedures);

(m)                          to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision (or such change or elimination only applies to a new series of Securities being established or created); and

(n)                              to provide for or confirm the issuance of additional Securities of any series in accordance with the terms of this Indenture.”

SECTION 7.02.  Documents to be Given to Trustee.  Section 8.4 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 8.4 thereof shall be deemed to be references to this Section 7.02 and to the provisions specified herein, respectively:

“Before the execution thereof, the Trustee shall receive, in addition to the documents required by Section 14.5, an Officers’ Certificate and an Opinion of Counsel each stating and as conclusive evidence that any amendment, supplement or waiver complies with the applicable provisions of this Indenture and any conditions relating thereto and is authorized or permitted by this Indenture.”

ARTICLE VIII
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 8.01.  Limitation on Consolidation, Merger and Transfer.  Section 9.1 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 9.1 thereof and to the provisions specified therein shall be deemed to be references to this Section 8.01 and to the provisions specified herein, respectively:

“Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or its successor or successors shall be a party or parties, or shall prevent any conveyance, transfer or lease of the property of the Issuer as an entirety or substantially as an entirety, to any other Person (whether or not affiliated with the Issuer); provided, however, that:

(a)                               in case the Issuer shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the entity formed by such consolidation or into which the Issuer is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer as an entirety or substantially as an entirety shall be a corporation or a limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental to this Indenture, executed by the successor Person and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Issuer to be performed or observed;

(b)                              immediately after giving effect to such transaction, no Event of Default or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c)                               either the Issuer or the successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of this Indenture and all conditions precedent therein relating to such transaction.”

SECTION 8.02.  Successor Person Substituted for the Issuer.  Section 9.2 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 9.2 thereof and to the provisions specified therein shall be deemed to be references to this Section 8.02 and to the provisions specified herein, respectively:

“Successor Person Substituted for the Issuer.  Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any Person in accordance with Section 9.1 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.”

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.01.  Satisfaction and Discharge of Indenture.  Section 10.1(B)(e) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 10.1(B)(e) thereof and to the provisions specified therein shall be deemed to include references to this Section 9.01 and to the provisions specified herein, together with the unmodified provisions of Section 10.1 of the Original Indenture, respectively:

“the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) if such deposits shall include Government Obligations in respect of any government other than the United States of America, such deposit shall not result in the Issuer, the Trustee or such trust constituting an “investment company” under the Investment Company Act of 1940, as amended, and (ii) (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series then Outstanding will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and”

ARTICLE X

REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 10.01.  Notice of Redemption; Partial Redemptions.

(a)                               The first paragraph of Section 11.2 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 11.2 thereof and to the provisions specified therein shall be deemed to include references to this Section 10.01(a) and to the provisions specified herein, together with the unmodified provisions of Section 11.2 of the Original Indenture, respectively:

“Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, or to any Holder of an interest in a Global Security, by giving notice to the Depository for such Security (or its designee) according to the applicable procedures of the Depository, at least 10 days and not more than 60 days prior to the date fixed for redemption, to such Holders at their last addresses as they shall appear upon the registry books for such Securities.  Any notice which is delivered in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give such notice, or any defect in the notice to the Holder of any Security of any series designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such series.”

(b) The fourth paragraph of Section 11.2 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 11.2 thereof and to the provisions specified therein shall be deemed to include references to this Section 10.01(b) and to the provisions specified herein, together with the unmodified provisions of Section 11.2 of the Original Indenture, respectively:

“On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of any series so called for redemption at the applicable redemption price, together with accrued interest to the date fixed for redemption.  The Issuer will deliver to the Trustee at least 10 days prior (except that the Trustee may in its sole discretion waive such notice period at any time, with any such waiver evidenced by completion of the redemption itself) to the date the notice of redemption is sent or otherwise provided to Holders an Officers’ Certificate stating such date, the aggregate principal amount of Securities of each series to be redeemed and that no Events of Default with respect to the Securities of such series have occurred (which have not been waived or cured).  In case of a redemption at the option of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, at least 10 days prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.  If less than all the Securities of any series are to be redeemed and the Securities of such series are in definitive form, the Securities to be redeemed shall be selected by lot. If less than all the Securities of any series are to be redeemed and the Securities of such series are in the global form (i.e., Global Securities), portions of or interests in such Securities of such series to be redeemed shall be selected for redemption by the Depository for such series of Securities in accordance with that Depository’s standard procedures therefor.  Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof.  The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.”

SECTION 10.02.  Payment of Securities Called for Redemption. The first paragraph of Section 11.3 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 11.3 thereof and to the provisions specified therein shall be deemed to include references to this Section 10.02 and to the provisions specified herein, together with the unmodified provisions of Section 11.3 of the Original Indenture, respectively:

“If notice of redemption has been given as provided in Section 11.2, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the applicable redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the applicable redemption price thereof and unpaid interest to the date fixed for redemption and the right to convert such Securities, if such Securities are convertible.  On presentation and surrender of such Securities at a place of payment specified in said notice, such Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders registered as such on the relevant Record Date, subject to the terms and provisions of Sections 2.3 and 2.7.”

SECTION 10.03.  Exclusion of Certain Securities from Eligibility for Selection for Redemption. Section 11.4 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 11.4 thereof and to the provisions specified therein shall be deemed to be references to this Section 10.03 and to the provisions specified herein, respectively:

“Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 10 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the

Issuer or (b) an entity specifically identified in such Officers’ Certificate as an Affiliate of the Issuer.”

SECTION 10.04.  Mandatory and Optional Sinking Funds. The third paragraph of Section 11.5 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 11.5 thereof and to the provisions specified therein shall be deemed to include references to this Section 10.04 and to the provisions specified herein, together with the unmodified provisions of Section 11.5 of the Original Indenture, respectively:

“On or before the 10th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officers’ Certificate (which need not contain the statements required by Section 14.5) (a) specifying the portion of the mandatory sinking fund payment due on such date to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series to be so credited has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred and are continuing (which have not been waived or cured) and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment on such date with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date.  Any Securities of such series to be so credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officers’ Certificate (or reasonably promptly thereafter if acceptable to the Trustee).  Such Officers’ Certificate shall be irrevocable, and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or other deliveries therein referred to, if any, on or before the next succeeding sinking fund payment date.  Failure of the Issuer, on or before any such 10th day, to deliver such Officers’ Certificate and securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such 10th day, the irrevocable election of the Issuer that (i) the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) the Issuer will make no optional sinking fund payment with respect to such series on such date as provided in this Section.”

ARTICLE XI

SUBORDINATION

SECTION 11.01.  Securities Subordinated to Senior Indebtedness. The second paragraph of Section 12.1(b) of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 12.1(b) thereof and to the provisions specified therein shall be deemed to include references to this Section 11.01 and to the provisions specified herein, together with the unmodified provisions of Section 12.1(b) of the Original Indenture, respectively:

““Senior Indebtedness” means the principal of and premium, if any, and interest on the following, whether outstanding on the date hereof or thereafter incurred, created or assumed:  (i) indebtedness of the Issuer for money borrowed by the Issuer  or evidenced by debentures, notes, bankers’ acceptances or other corporate debt securities, or similar instruments issued by the Issuer (in each case, other than the Subordinated Securities); (ii) all capital lease obligations of the Issuer; (iii) all obligations of the Issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) obligations with respect to letters of credit; (v) all indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by the Issuer or in effect guaranteed by the Issuer; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Securities, as the case may be,  and (2) any indebtedness between or among the Issuer and its Affiliates and/or (vii) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Securities.”

SECTION 11.02. Obligation of the Issuer Unconditional.  The last paragraph of Section 12.5 of the Original Indenture is hereby deleted in its entirety, and all references in the Original Indenture to Section 12.5 thereof and to the provisions specified therein shall be deemed to include references to this Section 11.02 and to the provisions specified herein, together with the unmodified provisions of Section 12.5 of the Original Indenture, respectively.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.  Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities. Section 14.2 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 14.2 thereof and to the provisions specified therein shall be deemed to be references to this Section 12.01 and to the provisions specified herein, respectively:

“Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.”

SECTION 12.02.  Notices and Demands on Issuer, Trustee and Holders of Securities.  Section 14.4 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 14.4 thereof and to the provisions specified therein shall be deemed to be references to this Section 12.02 and to the provisions specified herein, respectively:

“Any notice, direction, request or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Holder of Securities of any series to or upon the Issuer shall be deemed to have been sufficiently given or served by being deposited postage prepaid in the United States mail, first-class mail (except as otherwise specifically provided herein), addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201, Attention: Secretary.  Any notice, direction, request or demand by the Issuer or any Holder of Securities of any series to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid in the United States mail, first-class mail (except as otherwise specifically provided herein), addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to The Bank of New York Mellon, 101 Barclay Street, Floor 7E, New York, New York, 10286, Attn: Corporate Trust Administration.  Any notice required or permitted to be given or served by the Issuer or by the Trustee to or upon any Holders of Securities of any series shall be deemed to have been sufficiently given or served by being deposited in the United States mail, first-class mail (except as otherwise specifically provided herein), addressed at their addresses as they shall appear on the Security Register.  Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for any notice to or other communication with (including any notice of redemption or repurchase) any Holder of an interest in a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee) pursuant to the applicable procedures or standing instructions of the Depository (or its designee), including by electronic mail or otherwise in accordance with accepted practices of the Depository.

In any case where notice to the Holders of Securities is given, neither the failure to give such notice, nor any defect in any notice so given, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods.  When the Trustee acts upon e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.”

SECTION 12.03.  Conflict of any Provision of Indenture with Trust Indenture Act of 1939.  Section 14.7 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 14.7 thereof and to the provisions specified therein shall be deemed to be references to this Section 12.03 and to the provisions specified herein, respectively:

“If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act of 1939, the required provision shall control.  If any provision of this Indenture modifies any Trust Indenture Act of 1939 provision that may be so modified, such Trust Indenture Act of 1939 provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any Trust Indenture Act of 1939 provision that may be so excluded, such Trust Indenture Act of 1939 provision shall be excluded from this Indenture.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any provision set forth in Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, that impose duties on any person, such provision of the Trust Indenture Act of 1939 shall control.”

SECTION 12.04.  Michigan Law to Govern.  Section 14.8 of the Original Indenture is hereby amended and restated as follows, and all references in the Original Indenture to Section 14.8 thereof and to the provisions specified therein shall be deemed to be references to this Section 12.04 and to the provisions specified herein, respectively:

“This Indenture and each Security shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law, provided, however, that the rights, duties and obligations of the Trustee are governed and construed in accordance with the laws of the State of New York; provided, further, that no Opinion of Counsel required pursuant to this Indenture shall be required to contain any opinion pursuant to the laws of the State of New York or the laws of any State other than the State of Michigan.”

SECTION 12.05.  Waiver of Jury Trial.  Section 14.12 is hereby added to the Original Indenture as follows:

“Section 14.12  Waiver of Jury Trial.  EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.”

ARTICLE XIII

SUPPLEMENTAL INDENTURES

SECTION 13.01. Supplemental Indentures. This Fifth Supplemental Indenture is a supplement to the Original Indenture.  As supplemented by this Fifth Supplemental Indenture, the Original Indenture, as supplemented previously, is in all respects ratified, approved and confirmed, and the Original Indenture, as supplemented previously, and this Fifth Supplemental Indenture shall together constitute one and the same instrument.

SECTION 13.02. Trustee Not Responsible.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Fifth Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Issuer.

TESTIMONIUM

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

CMS ENERGY CORPORATION

By: /s/ Srikanth Maddipati
       Srikanth Maddipati
       Vice President and Treasurer

THE BANK OF NEW YORK MELLON,
      not in its individual capacity but solely as Trustee

By: /s/ Laurence J. O’Brien
       Laurence J. O’Brien
       Vice President